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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM 8-K/A
                            ------------------------
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): DECEMBER 13, 2005 (DECEMBER 7,
                                      2005)

                            ------------------------
                                 SPACEDEV, INC.
               (Exact Name of Registrant as Specified in Charter)
                            ------------------------

        COLORADO                     000-28947                   84-1374613
(State or Other Jurisdiction                                   (IRS Employer
   of Incorporation)           (Commission File Number)     Identification No.)

                 13855 STOWE DRIVE, POWAY, CALIFORNIA       92064
             (Address of Principal Executive Offices)     (Zip Code)

       Registrant's Telephone Number, Including Area Code: (858) 375-2030
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                      PAGE


ITEM  1.01.  ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.
     AMENDMENT  NO.  1  TO  AGREEMENT  AND  PLAN  OF  MERGER  AND REORGANIZATION

     On December 7, 2005, SpaceDev, Inc. ("SpaceDev") entered into Amendment No. 1, which we refer to as the amendment, to the Agreement and Plan of Merger and Reorganization, which we refer to as the merger agreement, made as of October 24, 2005 with Starsys Research Corporation, a Colorado corporation ("Starsys"), Scott Tibbitts, its largest shareholder, and Scott Tibbitts, as shareholder agent for the other shareholders of Starsys. Pursuant to the merger agreement, Starsys will merge with and into a newly-created, wholly-owned subsidiary of SpaceDev, which we refer to as the merger.

     The merger agreement is subject to a number of conditions described below. One closing condition in the merger agreement required that the volume weighted average price of SpaceDev common stock on the trading day prior to the closing of the merger would be not less than $0.77 per share. The amendment increases this minimum average price to $1.00 per share. If this condition was not satisfied, both SpaceDev and Starsys would have to waive the condition to close the merger.

     The original merger agreement also contained a provision allowing either SpaceDev or Starsys to terminate the merger agreement under certain circumstances if the merger did not occur by December 31, 2005. This deadline applied if the SEC did not review the Form S-4 registration statement being used to register the shares being issued by SpaceDev in connection with the merger (or any other SpaceDev filing with the SEC), and the shares of SpaceDev were not then listed on the American Stock Exchange. The amendment extends this deadline until January 31, 2006 .

     The amendment also provides that the resignation, removal and succession of the shareholder agent under the merger agreement will be governed by the provisions of the related escrow agreement, which is to be signed by the parties prior to or at the closing. Under the escrow agreement, the shareholder agent may resign upon twenty days notice and may be removed at any time by the persons who held a majority of the outstanding shares of Starsys immediately preceding the merger. Upon a resignation or removal, persons who held a majority of the outstanding shares of Starsys immediately preceding the merger would have the obligation to appoint a successor shareholder agent. However, if they fail to do so within ten days of the resignation or removal or the shareholder agent, SpaceDev may petition a competent court to appoint a successor shareholder agent.

     AGREEMENT  AND  PLAN  OF  MERGER  AND  REORGANIZATION

     Merger Consideration. Starsys shareholders will be entitled to receive the following consideration at the effective time of the merger, subject to reduction as provided in the merger agreement:

-    cash  in  the  aggregate  amount  of  up  to  $1,500,000;  and,

- an aggregate number of shares of SpaceDev common stock equal to the quotient of (A) up to $7,500,000 divided by (B) the volume weighted average price of SpaceDev common stock for the 20 trading days preceding the merger, but not less than $1.40 or more than $1.90.

     The cash and shares to be paid at the closing of the merger are subject to reduction for transaction expenses and a working capital adjustment. Starsys management currently anticipates that, after these reductions, approximately $605,000 in cash and up to $6,419,000 in shares of SpaceDev common stock, calculated as described above, will be paid to Starsys shareholders at the closing of the merger.

     Approximately one half of the shares issued pursuant to the merger at the closing or for the first performance period will be placed in escrow to satisfy indemnification obligations of Starsys shareholders under the merger agreement and to pay certain expenses of the shareholder agent. The indemnification escrow will generally last until ten days following the date of audited financial statements prepared for the surviving corporation for the fiscal year ending 2006 (i.e., approximately April 2007).

     Following the merger, Starsys shareholders may also be entitled to receive, based on the achievement by the Starsys business of certain performance criteria after the closing, additional performance consideration consisting of up to an aggregate of $1,050,000 in cash and shares of SpaceDev common stock valued at up to $18,000,000, subject to reduction for some merger related expenses and to the aforesaid escrow arrangements, as follows:

- For the fiscal year ended December 31, 2005, up to $350,000 in cash and up to an aggregate number of shares of SpaceDev common stock equal to the quotient of (A) up to $3,000,000 divided by (B) the volume weighted average price of SpaceDev common stock for the twenty trading days preceding the date of the audit opinion for Starsys' fiscal year ended December 31, 2005, but not less than $2.00;

- For the fiscal year ended December 31, 2006, up to $350,000 in cash and up to an aggregate number of shares of SpaceDev common stock equal to the quotient of (A) up to $7,500,000 divided by (B) the volume weighted average price of SpaceDev common stock for the twenty trading days preceding the date of the audit opinion for Starsys' fiscal year ended December 31, 2006, but not less than $2.50; and

- For the fiscal year ended December 31, 2007, up to $350,000 in cash and up to an aggregate number of shares of SpaceDev common stock equal to the quotient of (A) up to $7,500,000 divided by (B) the volume weighted average price of SpaceDev common stock for the twenty trading days preceding the date of the audit opinion for Starsys' fiscal year ended December 31, 2007, but not less than $3.00.

     If any shares of SpaceDev common stock are payable as performance consideration for the fiscal year ending December 31, 2005, fifty percent of those shares will be deposited in the indemnification escrow described above. In addition, 1% of any shares of SpaceDev common stock payable as performance consideration will be paid as transaction expenses to Robert Vacek, the president of Starsys.

     Starsys shareholders will be entitled to receive the maximum amount of performance consideration for a particular fiscal year if SpaceDev materially breaches specific covenants of the merger agreement and is unable to cure the breach within the cure period set forth in the merger agreement.

     Each outstanding share of SpaceDev common stock will remain unchanged in the merger.

Working Capital Contribution. SpaceDev will contribute $2.5 million to the working capital of the surviving corporation through the end of 2006.

     Treatment of Stock Options and Warrants. The holders of options, warrants and other rights to purchase Starsys common stock must exercise such rights on or before the closing of the merger. Any options, warrants or other rights to purchase Starsys common stock which are not exercised prior to the closing of the merger will be cancelled and will terminate and expire as of that closing of the merger. SpaceDev will assume no options, warrants or other rights to purchase Starsys common stock pursuant to the merger.


     Loan Repayments. At the closing of the merger, SpaceDev will (i) pay off the remaining principal and interest of all loans to Starsys from Vectra Bank Colorado, which we refer to as Vectra, together with any other costs incurred in connection with those loans, (ii) cancel and terminate the secured loan of $1.2 million and all accrued interest and fees, from SpaceDev to Starsys, which we refer to as the SpaceDev loan, and (iii) pay off subordinated loans in the aggregate amount of approximately $920,000 owed by Starsys to certain Starsys shareholders. However, SpaceDev will not be obligated to pay off more than $4,600,000 in the aggregate (excluding the amount of the SpaceDev loan) for all of the loans and related costs described above.

     Reservation of Options. SpaceDev has agreed to reserve for issuance to Starsys officers, employees and consultants options to buy a number of shares of SpaceDev common stock equal to at least 15% of the number of shares of SpaceDev common stock issued at the closing and as earnout consideration. SpaceDev will seek approval of its shareholders to increase the amount of shares available under the SpaceDev 2004 Equity Incentive Plan, or under a new stock or equity plan to be adopted, to provide sufficient reserves for the issuance of the options referenced above.

     Representations, Warranties and Covenants. SpaceDev and Starsys have made customary representations, warranties and covenants in the merger agreement, including, among others, covenants (i) not to (A) solicit proposals relating to alternative business combination transactions or (B) subject to certain exceptions, enter into discussions concerning or provide information in connection with alternative business combination transactions, (ii) to cause shareholder meetings to be held to consider approval of the merger agreement (in the case of Starsys and SpaceDev), and (iii) subject to certain exceptions, for the board of directors of Starsys to recommend adoption by its shareholders of the merger agreement and for the board of directors of SpaceDev to recommend adoption by its shareholders of the merger agreement.

     Conditions to Closing. Consummation of the merger is subject to certain closing conditions, including, among others, shareholder approvals, absence of governmental restraints, effectiveness of the Form S-4 registration statement described below, and accuracy of representations. The merger agreement allows SpaceDev and Starsys to terminate the merger agreement upon the occurrence (or non-occurrence) of certain events.

     Following the effective time of the merger, Scott Tibbitts, who is currently the chief executive officer of Starsys, will become a director and executive officer of SpaceDev. It is also anticipated that Robert Vacek, president of Starsys, will remain president of Starsys .

     A copy of the merger agreement has been previously filed on a Form 8-K dated October 26, 2005 and is included in the registration statement on Form S-4, File No. 333-130244, filed on December 9, 2005. The amendment to the merger agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the merger agreement and amendment is qualified in its entirety by reference to the full text of the merger agreement and amendment.

     ADDITIONAL  INFORMATION;  FILING  OF  FORM  S-4

     On December 9, 2005, SpaceDev filed a registration statement on Form S-4 in connection with the merger. For more information about this registration statement, please see the discussion under Item 8.01 below.

ITEM  8.01.     OTHER  EVENTS

     On December 9, 2005, SpaceDev filed a registration statement on Form S-4, File No. 333-130244, containing a joint proxy statement and prospectus, in connection with a merger involving SpaceDev and Starsys Research Corporation. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THIS FILING BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER TRANSACTION. Investors and security holders may obtain free copies of this document and other documents filed with the SEC at the SEC's web site at http://www.sec.gov/. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SpaceDev by contacting SpaceDev Investor Relations at (858) 375-2026.

     SpaceDev, Starsys and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of SpaceDev and Starsys in connection with the merger. Information regarding the special interests of these directors and executive officers in the merger transaction has been included in the joint proxy statement/prospectus of SpaceDev and Starsys, which is a part of the registration statement described above.

ITEM  9.01.              FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (c)  Exhibits.

2.1 Amendment No. 1 to Agreement and Plan of Merger and Reorganization dated December 7, 2005

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SPACEDEV,  INC.

Date:  December  13,  2005          By:     /s/  RICHARD  B.  SLANSKY
                                                 -------------------------
                                    Richard  B.  Slansky
                                    President  &  Chief  Financial  Officer